Jefferson National Life Insurance Company ("The Company")
Regular Delivery: [P.O. Box 36750, Louisville, 40233]
Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]
P: [866.667.0561] F: [866.667.0563]

[Jefferson National]

[MONUMENT ADVISOR], AN INDIVIDUAL FLEXIBLE PREMIUM DEFERRED SEPARATE ACCOUNT ANNUITY APPLICATION

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

Owner is *(check one)*:
☐ Individual/Joint** ☐ Trust* ☐ CRT* ☐ Corporation* ☐ Other ____________ ☐ Inherited Beneficiary Account
*Original Owner Date of Death*____________

1A. OWNER	1B. JOINT OWNER *(if applicable)*
SS#/Tax ID #	SS#/Tax ID #
Name *(first, mi, last)*	Name *(first, mi, last)*
Street Address	Street Address
Street Address Continued	Street Address Continued
City / State / Zip	City / State / Zip
Phone ☐ Male ☐ Female	Phone ☐ Male ☐ Female
Birth Date or Date of Formation *(mmddyy)*	Birth Date or Date of Formation *(mmddyy)*
Email Address	Email Address
Employment Status / Address of Employer	Employment Status / Address of Employer
Is Owner an Associated Person of a FINRA Member, Broker, or Dealer? ☐ Yes ☐ No	Is Owner an Associated Person of a FINRA Member, Broker, or Dealer? ☐ Yes ☐ No
Investment Objective[1]	Investment Objective[1]
HOUSEHOLD FINANCIAL BACKGROUND Please tell us your best estimate as to:	Note: Only fill out Joint Owner section if household is separate.

ANNUAL INCOME[2] (from all sources)	NET WORTH[3] (excluding your residence)	TAX RATE (highest marginal)	ANNUAL INCOME[2] (from all sources)	NET WORTH[3] (excluding your residence)	TAX RATE (highest marginal)
☐ $25,000 and under	☐ $25,000 and under	0 – 15%	☐ $25,000 and under	☐ $25,000 and under	0 – 15%
☐ $25,000-50,000	☐ $25,001-50,000	16 – 25%	☐ $25,001-50,000	☐ $25,001-50,000	16 – 25%
☐ $50,001-100,000	☐ $50,001-100,000	26 – 30%	☐ $50,001-100,000	☐ $50,001-100,000	26 – 30%
☐ $100,001-250,000	☐ $100,001-250,000	31 – 35%	☐ $100,001-250,000	☐ $100,001-250,000	31 – 35%
☐ $250,001-500,000	☐ $250,001-500,000	Over 35%	☐ $250,001-500,000	☐ $250,001-500,000	Over 35%
☐ Over $500,000	☐ Over $500,000		☐ Over $500,000	☐ Over $500,000	

1 Investment objectives include tax-deferred growth, underlying subaccounts are suitable, etc.
2 Annual income includes income from sources such as employment, alimony, social security, investment income, etc.
3 Net worth is the value of your assets minus your liabilities. For purposes of this application, assets include stocks, bonds, mutual funds, other securities, bank accounts, and other personal property. Do not include your primary residence among your assets. For liabilities, include any outstanding loans, credit card balances, taxes, etc. Do not include your mortgage.

*** Non-natural contract owners must accompany application with additional form: *JNL-6000 Due Diligence Supplement***
**** Must be a US citizen or resident alien with US tax ID**

ICC17 JNL-6005-7

Page 1 of 5

Jefferson National Life Insurance Company ("The Company")
Regular Delivery: [P.O. Box 36750, Louisville, 40233]
Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]
P: [866.667.0561] F: [866.667.0563]

[Jefferson National]

2A. ANNUITANT (must be a living person) ☐ Same as Owner			2B. JOINT ANNUITANT (if applicable) ☐ N/A ☐ Same as Joint Owner		
SS#/Tax ID #			SS#/Tax ID #		
Name *(first, mi, last)*			Name *(first, mi, last)*		
Street Address			Street Address		
Street Address Continued			Street Address Continued		
City	State	Zip	City	State	Zip
Phone			Phone		
Birth Date *(mmddyy)*	☐ Male ☐ Female		Birth Date *(mmddyy)*	☐ Male ☐ Female	

3A. PRIMARY BENEFICIARIES (if blank, the default will be the owner's estate) (if owner is an entity, default will be the owner)			3B. CONTINGENT BENEFICIARIES (if blank, the default will be the owner's estate) (if owner is an entity, default will be the owner)		
Note: Total must equal 100%			Note: Total must equal 100%		
SS#/Tax ID #			SS#/Tax ID #		
Name #1 *(first, mi, last)*	Relationship		Name #1 *(first, mi, last)*	Relationship	
Street Address			Street Address		
Street Address Continued			Street Address Continued		
City	State	Zip	City	State	Zip
Phone	Percentage %		Phone	Percentage %	
Birth Date *(mmddyy)*	☐ Male ☐ Female		Birth Date *(mmddyy)*	☐ Male ☐ Female	
SS#/Tax ID #			SS#/Tax ID #		
Name #2 *(first, mi, last)*	Relationship		Name #2 *(first, mi, last)*	Relationship	
Street Address			Street Address		
Street Address Continued			Street Address Continued		
City	State	Zip	City	State	Zip
Phone	Percentage %		Phone	Percentage %	
Birth Date *(mmddyy)*	☐ Male ☐ Female		Birth Date *(mmddyy)*	☐ Male ☐ Female	
☐ Check here to include additional beneficiaries on separate page.			☐ Check here to include additional beneficiaries on separate page.		

ICC17 JNL-6005-7 Page 2 of 5

Jefferson National Life Insurance Company ("The Company")
Regular Delivery: [P.O. Box 36750, Louisville, 40233]
Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]
P: [866.667.0561] F: [866.667.0563]

[Jefferson National]

4. ELECTRONIC ACCESS

The e-mail address provided will only be used for communication related to my Account with Jefferson National and shall not be used for any other purposes. Except as permitted by law, Jefferson National does not transfer customer data to unaffiliated third parties.

☐ As Owner, I elect to receive electronic versions of all documents pertaining to my Account *(E-mail required in 1A).*

☐ As Owner, I elect to receive electronic versions of all documents pertaining to my Account, **except** for the following:

☐ Financial Transactions ☐ Non-Financial Transactions ☐ Statements

☐ Product Prospectuses/Supplements ☐ Investment Portfolios Prospectuses/Supplements ☐ Original Policy

☐ As Owner, I reject accessing information relating to my Account electronically.

5A. PLAN TYPE

Non-Qualified *(After-Tax Dollars)*: ☐

Qualified *(Pre-Tax Dollars)*:

IRA ☐ Roth IRA ☐ SEP/IRA ☐ Simple IRA ☐

IRA Contribution for Tax Year ***20_____***

ERISA ☐ Other ☐ ________________________

5B. ESTIMATED AMOUNT

$________________ **($15,000 MINIMUM)**

5C. PURCHASE METHOD

☐ Enclosed Check *(Payable to: Jefferson National Life Insurance Company)*

☐ EFT Bank Routing/ABA # ____ *Dollar Amount* $ ____________

Account # ____ ☐*Checking* ☐ *Savings*
**Please provide a voided check*

☐ Wire (U.S. Financial Institutions Only): Please call [866.667.0561] for wiring instructions. *Dollar Amount* $ ____________

The options below require Form VA121: Authorization to Transfer Funds, and state replacement forms if applicable.

☐ 1035 Exchange

☐ Transfer

☐ Rollover

☐ Brokerage Account, Mutual Fund, CD, etc.

ICC17 JNL-6005-7

Page 3 of 5

[ ] Jefferson National Life Insurance Company (“The Company”) Regular Delivery: [P.O. Box 36750, Louisville, 40233] Overnight: [10350 Ormsby Park Place, Louisville, KY 40223] P: [866.667.0561] F: [866.667.0563] ICC17 JNL-6005-7 Page 4 of 5 [9]. OWNER STATEMENT All statements made on all pages of this application are true to the best of my knowledge and belief and I agree to all terms and conditions as stated herein. I also agree that this application may become a part of my annuity contract. I further verify my understanding that all payments and values provided by the contract, when based on the investment experience of the variable account, are variable and are not guaranteed as to dollar amount. I acknowledge receipt of a current prospectus. Under penalty of perjury, I certify that the social security or taxpayer identification number is correct as it appears in this application. Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant?YesNo Is the proposed contract intended to replace any existing annuity or insurance contract?Yes*No *If yes, Replacement requirements must be followed. (All transfers and/or exchanges are considered replacements.) Has a replacement occurred in the past 60 months?YesNo Signature of Primary Owner/Trustee: Signature of Joint Owner/Co-Trustee: Date: Date: Additional Signature as Necessary: Additional Signature as Necessary: Date: Date: [7]. INVESTMENT OPTIONS: A Money Market Option listed below must be selected. Once your contract is funded, you may choose from available investment options. Go to [www.jeffnat.com] or see the Investment Option Guide (Form VA130) for a list of available options. Money Market [ 100% Invesco Government Money Market; or ] [ 100% ProFunds Government Money Market ] [8]. FRAUD WARNINGS Any person who knowingly presents a false statement of claim in an application for insurance may be guilty of a criminal offense and is subject to penalties under state law. 6. DEATH BENEFIT OPTION (select one only) Return of Contract Value (default) Return of Premium Enhanced Death Benefit Rider (May not be available in all states. Please contact us for additional information and pricing)

Jefferson National Life Insurance Company (“Jefferson National”) Regular Delivery: [P.O. Box 36750, Louisville, 40233] Overnight: [10350 Ormsby Park Place, Louisville, KY 40223] P: [866.667.0561] F: [866.667.0563] ICC17 JNL-6005-7 Page 5 of 5 [10A]. REGISTERED REPRESENTATIVE/AGENT Name of Registered Representative/Agent: Jefferson National Advisor ID: (if known) Broker Dealer Name: Advisory Firm Name: Jefferson National Firm ID: (if known) Address: Phone: Fax: E-Mail: (required) Tax ID # / SS #: Check here to include additional Registered Representatives on a separate page. [10B]. REGISTERED REPRESENTATIVE/AGENT REPLACEMENT QUESTIONS (to be answered by Registered Representatives/Agent) Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? YesNo Do you have reason to believe the product applied for is intended to replace existing annuities or life insurance? YesNo Registered Representative Signature: Date: [11]. PRINCIPAL APPROVAL (if applicable) Jefferson National Securities Corporation Principal Signature: Date: SPECIAL REMARKS FOR HOME OFFICE USE